UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2022

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California 92130
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2022, Dr. Christine A. White, Chair and member of the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) and member of the Nominating and Corporate Governance Committee of the Board (the “Committee”), informed the Company that, after more than 12 years of service, she has decided to formally retire and thus she does not intend to stand for reelection at the Company’s fiscal year 2023 annual meeting of stockholders (the “Annual Meeting”). Dr. White will continue to serve as Chair and as a director and member of the Committee until the date of the Annual Meeting. Dr. White’s intention not to stand for reelection following the end of her current term was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. White for her years of service as Chair of the Board and as a director.

The Board does not currently expect to nominate or appoint a new director to the Board following the Annual Meeting and therefore, following the Annual Meeting, the size of the Board will be eight directors. In addition, the Board is considering the appointment of a successor to the position of Chair following the Annual Meeting but no formal decision has been made as of this date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: September 15, 2022